Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ipsidy Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2020, as filed with the Securities and Exchange Commission (the “Report”), I, Philip Beck, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, and, Stuart Stoller, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Philip Beck
Philip Beck, Chairman of the Board of Directors, Chief Executive Officer and President
(Principal Executive Officer)

Date: May 11, 2020	/s/ Stuart Stoller
Stuart Stoller, Chief Financial Officer
(Principal Financial and Accounting Officer)